Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258731) on Form S-8 of our report dated March 7, 2023, with respect to the consolidated financial statements of Tremor International Ltd.

/s/ Somekh Chaikin

Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
March 7, 2023